EXHIBIT 3.10

ELEC STK
State of California Secretary of State

DOMESTIC STOCK CORPORATION
CERTIFICATE OF ELECTION TO WIND UP AND DISSOLVE

NOTE:	To complete the dissolution process, the corporation must also file a Certificate of Dissolution pursuant to Corporations Code section 1905.
There is no fee for filing a Certificate of Election To Wind Up and Dissolve.
IMPORTANT – Read instructions before completing this form			This Space For Filing Use Only

CORPORATE NAME ( Enter the name of the domestic stock corporation exactly as it is of record with the California Secretary of State.)
1.	Name of corporation
CAREVIEW COMMUNICATIONS, INC.
REQUIRED STATEMENT (The following statement is required by statute and should not be altered.)
2.	The corporation has elected to wind up and dissolve.
ELECTION (Check the applicable statement. Note: Only one box may be checked.)
3.	☑	The election was made by the vote of 702,022 shares of the corporation, and representing at least 50 percent of the voting power.
(number of shares)

	☐	The corporation has not issued any shares; the election was made by the board of directors of the corporation.
SIGNATORY AUTHORITY (Check the applicable statement. Note: Only one box may be checked.)
4.	☐	The undersigned constitutes the sole director or a majority of the directors now in office of the above-named corporation.

	☑	The undersigned constitute the chairman of the board, president or vice president and the secretary, chief financial officer, treasurer, assistant secretary or assistant treasurer of the above-named corporation.

☐

The undersigned constitute(s) the shareholder(s) authorized to execute this certificate by shareholders holding shares representing 50 percent or more of the voting power of the above-named corporation.

VERIFICATION & EXECUTION    (If additional signature space is necessary, the dated signature(s) with verification(s) may be made on an attachment to this certificate. Any attachments to this certificate are incorporated herein by this reference.)

5.	I declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

11/21/07
Date

/s/ Steve Johnson	Steve Johnson, President
Signature of Director, Officer or Shareholder	Type or Print Name of Director, Officer or Shareholder

/s/ John R. Bailey	John R. Bailey, Secretary
Signature of Director, Officer or Shareholder	Type or Print Name of Director, Officer or Shareholder

Signature of Director, Officer or Shareholder	Type or Print Name of Director or Shareholder
ELEC STK (REV 03/2007)	APPROVED BY SECRETARY OF STATE